Exhibit 10.1

SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of December 12, 2024 (the “Effective Date”), by and among Rush Truck Centers of Alabama, Inc., Rush Truck Centers of Arizona, Inc., Rush Truck Centers of Arkansas, Inc., Rush Truck Centers of California, Inc., Rush Medium-Duty Truck Centers of California, Inc., Rush Truck Centers of Colorado, Inc., Rush Medium Duty Truck Centers of Colorado, Inc., Rush Truck Centers of Florida, Inc., Rush Truck Centers of Georgia, Inc., Rush Truck Centers of Idaho, Inc., Rush Truck Centers of Illinois Inc., Rush Truck Centers of Indiana Inc., Rush Truck Centers of Kansas, Inc., Rush Truck Centers of Kentucky, Inc., Rush Truck Centers of Missouri, Inc., Rush Truck Centers of Nebraska, Inc., Rush Truck Centers of Nevada, Inc., Rush Truck Centers of New Mexico, Inc., Rush Truck Centers of North Carolina, Inc., Rush Truck Centers of Ohio, Inc., Rush Truck Centers of Oklahoma, Inc., Rush Truck Centers of Pennsylvania, Inc., Rush Truck Centers of Tennessee, Inc., Rush Truck Centers of Utah, Inc., Rush Truck Centers of Virginia Inc., and Rush Truck Centers of Texas, L.P. (each individually a “Borrower” and collectively, the “Borrowers”), Rush Enterprises, Inc. (“Holdings” or the “Borrower Representative”), Comerica Bank, Bank of America, N.A., MassMutual Asset Finance LLC, Flagstar Bank, N.A. (as assignee of Flagstar Specialty Finance Company, LLC as successor in interest to NYCB Specialty Finance Company), LLC, PNC Bank, National Association, Wells Fargo Bank, N.A. and BMO Bank N.A. (formerly known as BMO Harris Bank N.A.) (each individually an “Existing Lender” and collectively, the “Existing Lenders”), BMO Bank N.A., as administrative agent and collateral agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and Frost Bank (the “New Lender”).

RECITALS

A.         The Borrowers, Holdings, the Existing Lenders and the Administrative Agent are parties to that certain Fifth Amended and Restated Credit Agreement, dated as of September 14, 2021 (as amended from time to time, the “Credit Agreement”).

B.         Holdings and the Rush Peterbilt Dealerships (as defined below) intend to enter into a credit agreement with PACCAR Financial Corp. (“PFC”) for the financing of new Peterbilt Trucks (as defined below) purchased by the Rush Peterbilt Dealerships. In connection with such financing, Holdings and the Borrowers desire to (i) have the Administrative Agent enter into an intercreditor or subordination agreement with PFC (the “ICA”) providing that PFC will have the senior security interest in all new Peterbilt Trucks financed by PFC, and (ii) reduce the aggregate amount of Commitments under the Credit Agreement.

C.         The parties hereto desire to amend the Credit Agreement in certain respects, including without limitation the addition of the New Lender, the payoff of certain Existing Lenders and the reallocation of Commitments, all subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

AGREEMENT

1.           Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

1.1.    Effective as of the Effective Date, each of the following terms shall have the meaning indicated for purposes of this Amendment:

“Lender Settlement Date” shall mean the date that is one (1) or two (2) Business Days after the Payoff Settlement Date, as designated by the Administrative Agent.

“Payoff Amount” shall mean the amount to be paid by PFC to refinance the amount outstanding as of the Payoff Date with respect to all amounts advanced under the Credit Agreement with respect to Peterbilt Trucks.

“Payoff Date” shall mean December 16, 2024 if the Administrative Agent has received the Payoff Amount by no later than 11:00 AM Central Standard Time on such date, or December 17, 2024 if Administrative Agent has received the Payoff Amount after 11:00 AM Central Standard Time on December 16, 2024 but by no later than 11:00 AM Central Standard Time on December 17, 2024.

“Payoff Settlement Date” shall mean the Payoff Date, or such later date designated by the Administrative Agent for the settlement of the Payoff Amount among the Existing Lenders in accordance with the Credit Agreement; provided that such date shall not be later than two (2) Business Days after the Payoff Date.

“Rush Peterbilt Dealerships” shall mean the following Borrowers:

Rush Truck Centers of Alabama, Inc.

Rush Truck Centers of Arizona, Inc.

Rush Truck Centers of California, Inc.

Rush Truck Centers of Colorado, Inc.

Rush Truck Centers of Florida, Inc.

Rush Truck Centers of Kentucky, Inc.

Rush Truck Centers of Nebraska, Inc.

Rush Truck Centers of Nevada, Inc.

Rush Truck Centers of New Mexico, Inc.

Rush Truck Centers of Oklahoma, Inc.

Rush Truck Centers of Tennessee, Inc.

Rush Truck Centers of Texas, L.P.

1.2.        Effective as of the Payoff Date, each of the following terms shall have the meaning indicated for purposes of this Amendment and the Credit Agreement, and shall, on a prospective basis, be added as definitions to the Credit Agreement or replace any corresponding definition in the Credit Agreement, as the case may be:

“Inventory” means all inventory (as defined in the UCC) of the Borrowers consisting of new and used vehicles, including without limitation trucks, tractors, buses, trailers, semi-trailers, chassis and glider kits, together with all attachments, accessions, accessories, exchanges, replacement parts, repairs and additions thereto. For the avoidance of doubt, “Inventory” shall not include (i) inventory of the Borrowers consisting of unattached parts and accessories, (ii) new Peterbilt Trucks and (iii) vehicles owned by the Borrowers and leased to third parties, provided that, if such vehicles were financed with any Loans hereunder, such vehicles have been paid for hereunder.

“New Equipment Loan Sublimit” means $675,000,000 minus the amount of any outstanding Used Equipment Loans.

“PACCAR Financing” means Indebtedness of Holdings or any of its Subsidiaries owed to PFC, PACCAR Leasing Company or an Affiliate of either entity and consisting of financing for the acquisition of new Peterbilt Trucks for: (i) inventory held for sale or (ii) lease and rental vehicles.

“PFC” shall mean PACCAR Financial Corporation.

“Peterbilt Trucks” shall mean all trucks, tractors and chassis manufactured by PACCAR Inc. and bearing the Peterbilt brand or mark.

“Working Capital Subfacility Amount” means, at any time, the lesser of (x) the amount by which Total Equipment Loans exceeds Net Equipment Loans and (y) $150,000,000.

1.3.         Effective as of the Lender Settlement Date, each of the following terms shall have the meaning indicated, and shall replace on a prospective basis any corresponding definition in the Credit Agreement:

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans, which commitment is in the amount set forth opposite such Lender’s name on Schedule I under the caption “Commitment,” as amended to reflect Assignments.

“Lender” means any financial institution or other Person that has a Commitment pursuant to the terms of the Credit Agreement, including without limitation all Revolving Lenders, the Swingline Lender and any Person that becomes a party to the Credit Agreement by execution of an Assignment, in each case with its successors.

“Peg Balance” means $50,000,000, or such amount as determined by the Swingline Lender in its sole discretion; provided, that the Peg Balance shall not exceed $50,000,000 without the consent of the Required Lenders.

“Required Lenders” means, at any time, Lenders having at such time in excess of 85% of the sum of the aggregate Commitments (or, if such Commitments are terminated, the sum of the outstanding Loans) then in effect, ignoring, in such calculation, the amounts held by any Non-Funding Lender; provided, that, for purposes of determining Required Lenders hereunder, the principal amount of Swing Loans outstanding shall be deemed to be allocated among the Revolving Lenders based on their respective Pro Rata Shares of the applicable Commitments that would refinance such Swing Loans if refinanced at such time in accordance with Section 2.3; provided, further, that, so long as there are three or more Lenders party hereto (excluding any Non-Funding Lenders), considering any Lender and its Affiliates as a single Lender, Required Lenders shall include at least three Lenders; provided, further, that, if there are only two Lenders party hereto (excluding any Non-Funding Lenders), considering any Lender and its Affiliates as a single Lender, Required Lenders shall include both Lenders.

“Scheduled Termination Date” means December 31, 2029.

“Swingline Sublimit” means $125,000,000.

2.            Amendments.

2.1.    Effective as of the Payoff Date, (i) the total Commitments under the Credit Agreement shall be reduced from $1,000,000,000.00 to $675,000,000.00, (ii) the Commitment of each Existing Lender shall be reduced proportionally, and (iii) Rush Truck Centers of Pennsylvania, Inc. shall no longer be a Borrower.

2.2.    Effective as of the Payoff Date, Section 2.1(d) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

(d)         If at any time, Total Committed Loans are less than or equal to $150,000,000 and Working Capital Loans are less than $120,000,000, the Borrowers shall be deemed to request Working Capital Loans in an amount sufficient to increase Working Capital Loans to $120,000,000. If at any time, Total Committed Loans are greater than $150,000,000 but less than or equal to $260,000,000 and Working Capital Loans are less than $60,000,000, then the Borrowers shall be deemed to request Working Capital Loans in an amount sufficient to increase Working Capital Loans to $60,000,000. Such deemed requests do not need to be accompanied by submittal of a Notice of Borrowing for Working Capital Borrowing. For the avoidance of doubt, the obligation of Borrowers to make any borrowing under this Section 2.1(d) shall be limited to the Working Capital Subfacility Amount.

2.3.    Effective as of the Payoff Date, Section 2.7(a) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

(a)         The Borrowers may prepay the Revolving Loans and Swing Loans under this Section 2.7(a) in whole or in part at any time (together with any breakage costs that may be owing pursuant to Section 2.16(a) after giving effect to such prepayment); provided, however, that after giving effect to any prepayment under this Section 2.7(a), the amount by which the Total Equipment Loans exceeds the Net Equipment Loans shall not exceed $120,000,000.

2.4.    Effective as of the Payoff Date, Section 2.9(f) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

(f)         On April 29 of each year, commencing April 29, 2022, for so long as any Loans or Commitments remain outstanding, the Borrowers shall pay an agency fee to the Administrative Agent in an amount equal to $400,000; provided that the payment due on April 29 in the calendar year of the Scheduled Termination Date shall be prorated for the period from April 29 of such year through the Scheduled Termination Date; and provided further that if the Administrative Agent elects to terminate the Commitments prior to the Scheduled Termination Date pursuant to Section 2.5(b)(ii), then the payment due on the April 29 prior to such early termination date shall be prorated through such early termination date.

2.5.    Effective as of the Lender Settlement Date, the Schedule I attached to the Credit Agreement shall be deleted in its entirety and replaced with the Schedule I attached hereto.

3.           Intercreditor Agreement. The Existing Lenders hereby authorize the Administrative Agent to enter into the ICA with PFC, on such terms and conditions as the Administrative Agent deems appropriate and advisable to accommodate PFC’s provision of financing to the Rush Peterbilt Dealerships.

4.           Due on Sale and Curtailment Payments. To facilitate the settlements contemplated herein, Rush and the Borrowers shall, as of 12:00 noon Central Standard Time on December 12, 2024, suspend due on sale and curtailment payments on new Peterbilt Trucks that would otherwise be required under the Credit Agreement.

5.           Payoff and Settlement. Provided that the Payoff Amount is received as contemplated herein, the Payoff Amount shall be deemed received on the Payoff Date. Upon receipt of the Payoff Amount, the Administrative Agent shall as soon as practicable settle the Payoff Amount among the Existing Lenders.

6.           Lender Settlement. On the Lender Settlement Date:

(a)         Rush and the Borrowers shall pay all interest then due under the Credit Agreement;

(b)         all Revolving Loans and Working Capital Loans shall be reallocated among the Revolving Lenders based on their respective Pro Rata Shares of the Commitments as indicated in the Schedule I attached hereto (the “Revised Commitments”), including payment in full of principal and interest to Comerica Bank, MassMutual Asset Finance LLC, Flagstar Bank, N.A., and Wells Fargo Bank, N.A., who have no Revised Commitments; and

(c)          the New Lender (i) shall be deemed to have purchased its proportionate share of Revolving Loans and Working Capital Loans pursuant to its Revised Commitment hereunder and (ii) shall pay to Administrative Agent an amount equal to such proportionate share.

The requisite assignments shall be deemed to be made in such amounts by and between the applicable Lenders and from each applicable Lender to each other applicable Lender, with the same force and effect as if such assignments were evidenced by applicable Assignments.  Notwithstanding anything to the contrary in Section 11.2 of the Credit Agreement, no other documents or instruments, including any Assignment, shall be executed in connection with these assignments (all of which requirements are hereby waived), and such assignments shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by an Assignment.  On the Lender Settlement Date, the applicable Lenders shall make full cash settlement through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments, reallocations and other changes in Commitments and participation obligations, such that after giving effect to such settlements each Lender’s Commitment shall be as set forth on Schedule I attached hereto and the outstanding Loans and participation obligations of such Lender shall be held in accordance with such Lender’s Pro Rata Share thereof.

7.            In Transit Vehicles. If at any time after the Payoff Date the Administrative Agent advances funds in connection with the Rush Peterbilt Dealerships’ acquisition of any new Peterbilt Trucks, for any reason, such advances shall be Swing Loans or Revolving Loans, as the case may be, and the Borrowers shall repay such funds to the Administrative Agent promptly upon demand by the Administrative Agent.

8.            Arrangement Fee. On the Effective Date, the Borrowers shall pay an arrangement fee to the Administrative Agent in an amount agreed between the Administrative Agent and the Borrowers.

9.           Conditions to Effectiveness. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective until the Administrative Agent has received duly executed signature pages to this Amendment from all Lenders, Borrowers, and Holdings, and has executed this Amendment.

10.           Loan Documents; Continued Effectiveness. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties party thereto. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

11.           Reaffirmation of Guaranty and Consent of Guarantor. Holdings hereby (a) consents to the execution and deliver by all Borrowers of this Amendment and the consummation of the transactions described herein; (b) agrees that the execution hereof shall not impair or otherwise affect any of its obligations and duties owned to BMO Bank, N.A., as Administrative Agent and Collateral Agent, under that certain Guaranty Agreement dated December 31, 2010 (as amended, the “Guaranty”); (c) ratifies and confirms the terms of its guarantee of all Obligations with respect to the indebtedness now or hereafter outstanding under the Credit Agreement, as amended, and Guaranteed Obligations under the Guaranty; and (d) acknowledges and agrees that, notwithstanding anything to the contrary contained herein or in any other document evidencing indebtedness of any Borrower to the Lenders or any other obligation of any Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of any Borrower, the guaranty of Holdings of all Obligations and Guaranteed Obligations (i) is and shall continue to be a primary obligation of Holdings, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, (iii) is and shall continue to be in full force and effect in accordance with its terms; and (iv) nothing contained herein shall release, discharge, modify, change or affect the original liability of Holdings with respect to the Obligations or Guaranteed Obligations, as they may be amended hereby.

12.           Effect. The Borrowers, Holdings, the Existing Lenders who have Commitments pursuant to the terms hereof, the New Lender and Administrative Agent hereby agree to all of the terms of the Credit Agreement, as amended hereby. Except as expressly set forth herein, all terms of the Credit Agreement, the Guaranty and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Holdings and the Borrowers to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement or other Loan Documents. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement.

13.           Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

14.           No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or any other Loan Documents, nor an accord and satisfaction in regard thereto.

15.           Costs and Expenses. Borrowers agree to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

16.           Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, Electronic Transmission or containing an e-signature shall be as effective as delivery of a manually executed counterpart.

17.           Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

18.           Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

19.           Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first set forth above.

BORROWERS:

RUSH TRUCK CENTERS OF ALABAMA, INC.

RUSH TRUCK CENTERS OF ARIZONA, INC.

RUSH TRUCK CENTERS OF ARKANSAS, INC.

RUSH TRUCK CENTERS OF CALIFORNIA, INC.

RUSH MEDIUM-DUTY TRUCK CENTERS OF CALIFORNIA, INC.

RUSH TRUCK CENTERS OF COLORADO, INC.

RUSH MEDIUM DUTY TRUCK CENTERS OF COLORADO, INC.,

RUSH TRUCK CENTERS OF FLORIDA, INC.

RUSH TRUCK CENTERS OF GEORGIA, INC.

RUSH TRUCK CENTERS OF IDAHO, INC.

RUSH TRUCK CENTERS OF ILLINOIS INC.

RUSH TRUCK CENTERS OF INDIANA INC.

RUSH TRUCK CENTERS OF KANSAS, INC.

RUSH TRUCK CENTERS OF KENTUCKY, INC.

RUSH TRUCK CENTERS OF MISSOURI, INC.

RUSH TRUCK CENTERS OF NEBRASKA, INC.

RUSH TRUCK CENTERS OF NEVADA, INC.

RUSH TRUCK CENTERS OF NEW MEXICO, INC.

RUSH TRUCK CENTERS OF NORTH CAROLINA, INC.

RUSH TRUCK CENTERS OF OHIO, INC.

RUSH TRUCK CENTERS OF OKLAHOMA, INC.

RUSH TRUCK CENTERS OF PENNSYLVANIA, INC.

RUSH TRUCK CENTERS OF TENNESSEE, INC.

RUSH TRUCK CENTERS OF UTAH, INC.

RUSH TRUCK CENTERS OF VIRGINIA INC.

By: /s/ Steven L. Keller

Name:  Steven L. Keller

Title:    Assistant Secretary of each of the foregoing entities

RUSH TRUCK CENTERS OF TEXAS, L.P.

By:       Rushtex, Inc.

By: /s/ Steven L. Keller

Name:  Steven L. Keller

Title:    Assistant Secretary

HOLDINGS:

RUSH ENTERPRISES, INC.

By: /s/ Steven L. Keller

Name:   Steven L. Keller

Title:     Chief Financial Officer and Treasurer

BMO BANK N.A.,

as Administrative Agent and Lender

By: /s/ C. Daniel Clark

Name: C. Daniel Clark

Title: Head BMO Vehicle and Equipment Finance

BANK OF AMERICA, N.A., as a Lender

By: /s/ David Formicola

Name: David Formicola

Title: SVP

COMERICA BANK, as a Lender

By: /s/ John Smithson

Name: John Smithson

Title: Vice President

MASSMUTUAL ASSET FINANCE, LLC, as a Lender

By: /s/ Donald Butler

Name: Donal Butler

Title: Managing Director

FLAGSTAR BANK, N.A., ASSIGNEE OF FLAGSTAR

SPECIALITY FINANCE COMPANY, LLC, AS

SUCCESSOR IN INTEREST TO NYCB SPECILATY

FINANCE COMPANY, LLC, as a Lender

By: /s/ Mark C. Mazmanian

Name: Mark C. Mazmanian

Title: First Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Thomas Guehl

Name: Thomas Guehl

Title: Senior Vice President

WELLS FARGO BANK, N.A., as a Lender

By: /s/ Robert Corder

Name: Robert Corder

Title: Senior Vice President

FROST BANK, as a Lender

By: /s/ Kendall Volz

Name: Kendall Volz

Title: Senior Vice President

SCHEDULE I

COMMITMENTS

LENDER	COMMITMENT
PNC Bank, National Association	$25,000,000
Bank of America, N.A.	$200,000,000
Frost Bank	$150,000,000
BMO Bank N.A.	$300,000,000
Total	$675,000,000